EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-42391 on Form S-3, No. 333-57963 on Form S-3 and No. 333-70707 on Form S-8
of Empire of Carolina, Inc. of our report dated March 25, 1999 (which reports include an explanatory paragraph as to an uncertainty regarding the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Empire of Carolina, Inc. for the year ended December 31, 1998.






DELOITTE & TOUCHE LLP
Raleigh, North Carolina
March 29, 1999